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                                                                      Exhibit 21

                    Subsidiaries of AmeriVest Properties Inc.
                    -----------------------------------------


        Subsidiary Name                             State of Incorporation
        ---------------                             ----------------------

        AmeriVest Broadway Properties Inc.          Colorado
        AmeriVest Sheridan Center Inc.              Colorado
        AmeriVest Properties Texas Inc.             Texas
        AmeriVest Buildings Texas Inc.              Texas
        AmeriVest Properties Odessa Inc.            Texas
        AmeriVest Properties Indiana Inc.           Indiana
        AmeriVest Inverness Inc.                    Colorado
        AmeriVest Arrowhead Inc.                    Arizona
        AmeriVest Kellogg Inc.                      Colorado